UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2012

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2012, Glu Mobile Inc. (the "Company") and Adam Flanders, the Company’s Senior Vice President, Business Development and Communications, entered into a Separation Agreement (the "Separation Agreement"), pursuant to which Mr. Flanders’ employment with the Company will terminate on June 1, 2012 (the "Separation Date"). The Separation Agreement provides that, in exchange for a general release of claims granted by Mr. Flanders in favor of the Company, the Company will provide Mr. Flanders with the following:

• A lump sum payment of $84,375.04 (an amount equal to 4.5/12 of Mr. Flanders’ current base salary of $225,000), payable on June 1, 2012;

• reimbursement for COBRA premiums for Mr. Flanders and his dependents through October 31, 2012;

• an extension of the post-termination exercise period applicable to his stock options that are vested as of the Separation Date until February 15, 2013; and

• the right to keep his Company-issued laptop computer, iPhone and iPad, subject to a review by the Company’s information technology department for confidential or proprietary information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

June 1, 2012	By:	/s/ Niccolo M. de Masi

Name: Niccolo M. de Masi
Title: President and Chief Executive Officer